                                                                   Exhibit 3.16

                             STOCK OPTION AGREEMENT




         This STOCK OPTION AGREEMENT (this "Agreement") is made as of April 18, 1997 between Food Extrusion, Inc., a Nevada corporation (the "Company"), and Allen J. Simon (the "Executive").

         WHEREAS, the Company's Board of Directors adopted a resolution on April 4, 1997 (the "Resolution") approving an employment agreement between Company and Executive (the "Employment Agreement");

         WHEREAS, the Resolution and the Employment Agreement provide for the granting of a stock option to Executive subject to the terms set forth herein.

         NOW, THEREFORE, in consideration of the promises and the mutual agreements herein set forth, the parties hereto agree as follows:

                  1. The Company hereby evidences and confirms the grant to the Executive on the date hereof (the "Date of Grant") the option (the "Option") to purchase 2,000,000 shares of Company Common Stock (the "Shares") at an option price of $2.00 per share (the "Option Price"). The Option shall expire on April 18, 2007 (the "Expiration Date"), subject to earlier cancellation or termination as provided herein.

                  2. Subject to the other provisions contained herein regarding the exercisability of the Option, this Option shall become exercisable only as provided in this Section 2.

                           (a) Except as otherwise  provided in  paragraph  (b),
                  this Option shall become exercisable with respect to: 666,667 of the Shares as of the date hereof; an additional 666,667 Shares on April 15, 1998; and the final 666,666 Shares on April 15, 1997.

                           (b) Notwithstanding  the foregoing,  the Option shall
                  immediately vest and become exercisable in full upon the Executive's termination of employment by reason of death or permanent disability or termination of Executive's employment without Cause or for Good Reason (as such terms are defined in the Employment Agreement). For purposes hereof, a permanent disability means the Executive's inability to carry out his obligations under the Employment Agreement by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

                  3. In the event of a termination of the Executive's employment with the Company while any portion of the Option remains unexercised, the Executive's rights to exercise the Option shall be exercisable only as follows:

                           (a) Termination  Without Cause or for Good Reason. If
                  the Executive's employment is involuntarily terminated by the Company other than for Cause or if terminated by Executive for Good Reason, the Executive may, until 12 months following the date of such termination, exercise the Option with respect to all or any of the Shares whether or not vested as of the time of termination. For purposes hereof, the provisions of the Employment Agreement shall apply in determining whether the Executive's employment has been involuntarily terminated by the Company other than for Cause or terminated by Executive for Good Reason.

                           (b) Death or Permanent Disability. If the Executive's
                  employment terminates by reason of death or permanent disability, his Option may be exercised during the 12-month period following such termination.

                           (c)  Termination  in  Other  Circumstances.   If  the
                  Executive's employment terminates in circumstances not described in clauses (a) or (b), the Executive may, within 60 days following such termination, exercise the Option with respect to such number of Shares as to which the Option is exercisable (or would be exercisable if his employment had not terminated) on the date of exercise, as determined pursuant to
                  Section 2.

Notwithstanding the foregoing, the Option shall in no event be exercisable in whole or in part after the Expiration Date.

                           4. (a)  Except as  provided  in  paragraph  (b),  the
                  Option is not transferable by the Executive other than by reason of Executive's death, and is exercisable, during the Executive's lifetime, only by the Executive.

                           (b)      Notwithstanding  the provisions of paragraph
                           (a):

                                    (i)  In  the   event   of  the   Executive's
                           incapacity, the Option may be exercised by the conservator or the agent under a Durable Power of Attorney executed by Executor;

                                    (ii) Upon the Executive's  death, the Option
                           is transferable by will, by a revocable or irrevocable trust established by the Executive, or by a written beneficiary designation executed by the Executive and delivered to the Company prior to the Executive's death;

                                    (iii) The  Executive may transfer the Option
                           to the Executive's spouse and/or issue or trusts for the benefit of the Executive, the Executive's spouse, and/or the Executive's issue.

                  5. In the event of any change in the outstanding Company Common Stock by reason of any stock dividend, stock split, combination of shares, recapitalization, or other similar change in the Common Stock of the Company, or in the event of the merger or consolidation of the Company into or with any other corporation or the reorganization of the Company, the number of Shares, the Option Price per Share, and the total number of Shares for which the Option may be exercised shall be appropriately adjusted by the Company to preserve the value of this award.

                  6. If the Company sells shares of its capital stock to any of its shareholders pursuant to a rights offering, Executive shall have the right to participate in such rights offering by having the Company grant him an option to purchase that number of shares of capital stock (the "Rights Shares") that he could purchase in such offering if all of his Shares subject to the Option, whether or not vested, were issued and outstanding shares of Common Stock. The exercise price for the Rights Shares shall be the lesser of the Option Price or the price to be paid by shareholders in such rights offering. The option to purchase the Rights Shares shall vest in accordance with Section 2, above and be subject to the terms and conditions set forth in this Agreement.

                  7. In order to exercise the Option, in whole or in part, the Executive shall give written notice to the Company, specifying the number of Shares to be purchased and the purchase price to be paid, and accompanied by the payment of the purchase price. Such purchase price may be paid in cash, a certified check, or a bank check payable to the Company, or in whole shares of Common Stock evidenced by negotiable certificates, valued at their fair market value on the date of exercise, or in a combination of the foregoing. Alternatively, the Option may be exercised, in whole or in part, by delivering a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds necessary to pay the purchase price, and such other documents as the Company may require. Upon receipt of payment, the Company shall deliver to the Executive (or to any other person entitled to exercise the Option) a certificate or certificates for such Shares. If certificates representing shares of Common Stock are used to pay all or part of the purchase price of the Option, separate certificates shall be delivered by the Company representing the same number of shares as each certificate so used and an additional certificate shall be delivered representing the additional shares to which the Executive is entitled as a result of exercise of the Option.

                  8. The Option shall be exercised only with respect to full Shares; no fractional Shares shall be issued.

                  9. As a condition to the issuance of Shares under the Option, the Executive agrees to remit to the Company at the time of exercise any taxes required to be withheld by the Company under the applicable laws or other regulations of any governmental authority, whether federal, state or local, and whether domestic or foreign. The Company shall promptly remit such taxes to the applicable governmental authority.

                  10. If the Executive so requests in writing, shares purchased upon exercise of the Option may be issued in the name of the Executive and another person jointly with the right of survivorship, or in the name of a revocable trust of which the Executive is the grantor.

                  11. The Option does not qualify as an incentive stock option under Section 422 of the Internal Revenue Code.

                  12. This Option shall be binding upon and inure to the benefit of any successor or assignee of the Company and to any executor, legatee, or distributee or transferee entitled by law or the provisions of this Agreement to the Executive's rights hereunder.

                  13. This Agreement is entered into, and shall be construed and enforced, under the laws of the State of California, and shall not be modified except by written agreement signed by the parties hereto.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            Food Extrusion, Inc.,
                                            a Nevada corporation



By:/s/Patricia Mayhew                       By:/s/Daniel L. McPeak
   ------------------                         --------------------
Its:President                               Its:Chairman of the Board



                                            /s/ Allen J. Simon
                                            ------------------
                                            Allen J. Simon